UPDATE ON SUDBURY JOINT VENTURE'S NORMAN PROPERTY

TORONTO, ONTARIO-October 30, 2003. FNX Mining Company Inc. (FNX-TSX/AMEX) and Dynatec Corporation (DY-TSX) report that this year's work on the Sudbury Joint Venture's Norman Property consisted of diamond drilling and environmental sampling along with engineering and scoping studies in anticipation of an underground exploration program and feasibility study expected to start in 2004.

The Sudbury Joint Venture is evaluating the respective merits of a vertical shaft or an inclined ramp to access and bulk sample the Norman deposits. The geobotanical, aquatic and hydrogeological sampling completed over the past twelve consecutive months will allow advanced exploration permit applications to be submitted this winter with the underground exploration program planned to start next year and take one year (shaft) to two years (ramp) to complete.

Twenty one holes, totaling 60,873 ft, have been drilled to date this year to further test the Norman 2000 Deposit (see Figure 2 and Table 1). Seven infill holes drilled within the core of the 2000 Deposit have better defined the deposit and are helping to locate a target area for bulk sampling. The mineralized intercepts from the 2000 Deposit being reported today are of the same style and tenor as those previously reported with wide intersections of Cu-Ni-Pt-Pd-Au mineralization and sub-zones of higher-grade mineralization. The best hole drilled this year (FNX 4130) grades 13.8% Cu, 1.0% Ni and 8.1 grams per tonne Pt+Pd+Au over 114.4 ft. and was drilled within the core of the 2000 Deposit but in an area not previously drill tested. Fourteen holes drilled within 500 ft. of the 2000 Deposit have partially defined the limits of the core of the 2000 Deposit. Twelve of these holes were drilled into the favourable Whistle Offset rocks and intersected narrow widths of massive sulphide stringers with high-grade Cu-Pt-Pd-Au values.

Five widely spaced holes, totaling 12,301ft, were drilled into the Whistle Offset between the 2000 Deposit and the North Deposit and to the southwest of the 2000 Deposit (Figure 1 and Tables 2-3). One hole drilled to the southwest of the 2000 Deposit intersected Cu-Pt-Pd-Au mineralization similar to that in the 2000 Deposit and will require follow-up drilling. The three holes drilled to the northeast towards the North Deposit did not locate significant mineralization but intersected favourable offset dyke host rocks. Further drilling is required to test the prospective Whistle Offset, which remains largely untested and will continue to be the focus of future exploration.

The Sudbury Joint Venture, because of the current and forecasted robust nickel price, has increased its nickel exploration activities on the Norman Property. Exploration and scoping studies have been initiated on two previously known, shallow, Ni-rich, contact-type mineralized lenses situated directly below the former producing Whistle Open Pit mine (Lens A and Lens B). The Sudbury Joint Venture has not yet drilled any holes into Lens B but drilled 11 holes totaling 8,721 ft. to confirm and expand Lens A (Figure 3 and Table 4). The Lens A boreholes intersected blebby to massive pyrrhotite and pentlandite mineralization at the base of the Sudbury Igneous Complex. Wide intersections of lower grade nickel (0.7% Ni, 0.1% Cu, 0.04% Co over 405.0 ft.) and shorter intersections of higher grade nickel were encountered (2.9% Ni, 0.2% Cu, 0.12% Co over 21.1 ft and 1.8% Ni, 0.2% Cu, 0.09% Co over 25.2 ft). Lens A is located between 300 ft. and 600 ft. below surface and directly above the 2000 Deposit (Figure 1). Current and historical drilling (Tables 4 and 5) suggest that significant Ni-rich mineralization extends below the previously mined Whistle Open Pit nickel mine and may continue at depth along the base of the Sudbury Igneous Contact. The two Ni-rich lenses could have a positive incremental impact on the economics of the 2000 and North Deposits. Future drilling will be conducted to determine the size and grade of the nickel lenses and to evaluate their economic potential.

Drilling on the Norman Property will continue for the rest of the year with four surface drill rigs focused on three target areas; the 2000 Deposit, the area between the 2000 and North Deposits and nickel-rich lenses situated immediately below the former producing Whistle Open Pit mine.

Sudbury Joint Venture - General

The Sudbury Joint Venture is owned 75% by FNX (exploration operator) and 25% by Dynatec (mining operator). The Sudbury Joint Venture properties (McCreedy West, Levack, Victoria, Norman and Kirkwood) are all former copper, nickel, platinum, palladium and gold producers. The properties are located in the Sudbury District of northeastern Ontario and are covered by previously announced agreements between FNX and Inco Limited (see January 11, 2002 FNX press release) and FNX and Dynatec Corporation (see February 3, 2002 FNX and DY press release). For a detailed description of the properties and previous work, please go to the FNX website "www.fnxmining.com" and refer to FNX's Annual Information Form dated May 9, 2003.

James M. Patterson, Ph.D., P.Geo., and Vice President Exploration of FNX, is the designated Qualified Person and responsible for the verification and quality assurance of the Sudbury Joint Venture's exploration data and analytical results as well as historical data reported herein. Anthony P. Makuch, M. Eng., P. Eng., M.B.A., and Dynatec's Vice President, Sudbury Joint Venture Mining Operations, oversees mining activities on behalf of the Sudbury Joint Venture. Please see the July 16, 2003 FNX press release for a description of sample preparation and assay procedures for the Sudbury Joint Venture.

This press release contains certain forward-looking statements. While these forward-looking statements represent our best current judgment, they are subject to a variety of risks and uncertainties, including the risk factors listed in FNX Mining's Annual Information Forms posted on FNX's website, that are beyond the company's ability to control or predict and which could cause actual events or results to differ materially from those anticipated in such forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements.

For further information, please contact:

Terry MacGibbon, President and CEO
Tel: 416-628-5929, Fax 416-360-0550, Email: tmacgibbon@fnxmining.com

David Constable, Vice President, Investor Relations and Corporate Affairs
Telephone: 416-628-5938, Fax: 416-360-0550, Email: dconstable@fnxmining.com,
FNX Website - www.fnxmining.com

TABLE 1 - 2000 DEPOSIT - HOLES REPORTED TODAY

			Grid		Feet			%		g/t
Borehole	East	North	Bearing°	Dip°	From	To	Length	Cu	Ni	Pt	Pd	Au	TPM
FNX4051	352.6	223.1	268.7	-60.0	1130.9	1953.0				SM
FNX4052	-1277.8	294.6	91.3	-66.0	1726.6	1843.5				SM
FNX4054	352.4	216.2	237.9	-60.0	1839.3	2101.8				SM
FNX4090	-1278.1	294.5	90.1	-74.0						nsv
FNX4091	-1498.5	-251.2	90.5	-74.0	2795.0	2817.8				SM
FNX4092	-1544.4	-95.9	86.1	-72.7						nsv
*FNX4093	352.5	216.7	247.9	-66.0	1844.5	2329.2				SM
FNX4094	-1516.7	-195.9	89.3	-66.5	2366.0	2420.0	54.0	2.5	0.2	2.0	1.1	0.4	3.6
				incl.	2366.0	2376.8	10.8	7.1	0.5	1.1	1.2	0.5	2.8
				incl.	2399.4	2420.0	20.6	2.4	0.1	4.6	2.2	0.8	7.6
				incl.	2399.4	2412.0	12.6	3.4	0.2	6.3	2.9	1.2	10.4
					2490.0	2505.0	15.0	0.5	0.0	3.1	1.3	0.6	5.0
FNX4095	-1403.0	-351.0	91.4	-62.0	2042.4	2237.9	195.5	1.7	0.2	0.6	0.7	0.4	1.7
				incl.	2124.0	2237.9	113.9	2.4	0.2	0.9	1.0	0.5	2.5
				incl.	2131.9	2136.0	4.2	7.7	0.4	2.0	2.1	0.4	4.5
				incl.	2150.0	2153.4	2.9	16.4	2.3	4.3	5.1	4.1	13.5
				incl.	2199.1	2237.9	38.9	3.6	0.2	1.6	1.9	1.0	4.4
				incl.	2199.1	2206.6	7.6	0.9	0.1	4.6	2.0	0.7	7.2
				incl.	2220.0	2237.9	18.0	7.4	0.3	1.4	3.3	1.8	6.5
				incl.	2221.5	2225.5	4.0	27.5	0.1	2.3	11.2	0.7	14.3
FNX4096	-1516.0	-195.3	86.4	-58.0	1922.9	2098.0	175.1	1.9	0.2	0.9	0.4	0.2	1.5
				incl.	1922.9	1925.4	2.5	20.2	1.9	3.5	3.4	1.3	8.2
				incl.	1942.0	1949.8	7.8	4.8	0.2	0.9	0.6	0.6	2.1
				incl.	1960.9	1964.4	3.5	5.2	0.2	1.1	1.7	0.2	2.9
				incl.	2049.9	2098.0	48.1	3.2	0.4	2.4	0.6	0.5	3.5
				incl.	2078.4	2098.0	19.6	6.3	0.2	4.9	1.1	0.8	6.7
				incl.	2088.8	2098.0	9.2	13.1	0.3	8.8	1.8	1.3	11.9
					2229.8	2238.0	8.2	3.5	0.2	0.9	1.0	0.5	2.3
FNX4097	-1403.0	-351.0	90.0	-57.0	1864.5	2187.0				SM
FNX4098	-1515.8	-195.3	87.8	-54.0	1942.0	2014.0				SM
FNX4099	-1324.9	-505.6	94.9	-62.0	1130.3	2125.0				SM
FNX4121	-1403.0	-351.0	85.2	-62.0	1933.0	2169.8	236.8	3.0	0.2	1.1	1.1	0.8	3.0
				incl.	2064.7	2169.8	105.1	5.5	0.2	2.0	2.0	1.5	5.5
				incl.	2075.1	2091.6	16.5	12.4	0.3	2.0	2.9	1.1	5.9
				incl.	2121.3	2169.8	48.5	6.7	0.2	2.6	2.5	2.7	7.7
				incl.	2124.4	2145.1	20.7	10.6	0.2	3.0	3.5	4.9	11.3
					2245.0	2249.3	4.3	4.1	0.1	2.1	2.0	4.3	8.3
FNX4122	-1514.6	-195.2	86.7	-50.0	1828.6	1831.5				SM
FNX4123	-1637.0	-557.0	83.9	-66.5	2570.5	2697.6	127.1	1.8	0.2	1.9	1.1	0.5	3.5
				incl.	2570.5	2572.0	1.5	1.5	2.2	9.3	3.7	15.7	28.6
				incl.	2578.7	2589.6	11.0	12.0	0.1	2.9	4.2	1.3	8.4
				incl.	2643.0	2697.6	54.6	1.4	0.4	3.4	1.6	0.4	5.3
				incl.	2643.0	2673.1	30.2	2.1	0.6	5.0	2.4	0.5	7.9
				incl.	2654.0	2673.1	19.1	2.7	0.2	7.1	3.5	0.7	11.3
FNX4124	-1539.0	-96.0	91.0	-66.0	2071.5	2284.1				SM
FNX4125	-1403.0	-351.0	83.9	-58.5	1925.8	2085.8				SM
FNX4126	-1507.0	-735.0	97.1	-65.0	2054.1	2055.1				SM
FNX4127	-1790.4	-400.3	87.3	-64.5	2453.9	2456.8	2.9	0.7	<0.1	5.6	1.5	2.5	9.6
					2564.4	2605.4	41.0	0.9	<0.1	3.0	2.2	0.2	5.4
				incl.	2577.3	2591.3	14.0	1.3	0.1	2.1	1.0	0.2	3.3
				incl.	2602.9	2605.4	2.5	2.5	0.1	26.0	25.9	1.6	53.4
					2704.8	2716.7	11.9	0.7	0.1	1.9	1.1	0.4	3.4
					2832.0	2844.9	12.9	0.6	<0.1	3.4	0.9	1.6	6.0
				incl.	2840.6	2844.9	4.3	0.9	0.1	9.0	2.2	4.6	15.7
					2967.2	2979.0	11.8	0.8	0.2	1.0	0.4	0.3	1.7
FNX4130	Wedge off hole FNX4127				2665.9	2780.3	114.4	13.8	1.0	3.1	3.4	1.6	8.1
				incl.	2665.9	2707.4	41.5	19.5	0.9	3.3	4.2	2.5	10.1
				incl.	2724.6	2743.4	18.8	19.9	3.1	6.6	4.2	2.1	12.9
				incl.	2736.6	2743.4	6.8	7.9	7.2	3.4	2.9	5.7	12.0
				incl.	2762.1	2769.1	7.0	26.2	1.1	3.7	7.2	0.1	11.0

TABLE 2 -GENERAL OFFSET DRILLING - HOLES REPORTED TODAY

			Grid		Feet			%		g/t
Borehole	East	North	Bearing°	Dip°	From	To	Length	Cu	Ni	Pt	Pd	Au	TPM
FNX4053	-1761.0	638.6	88.6	-56.0						nsv
FNX4058	-1490.5	1098.3	85.0	-52.0						nsv
FNX4065	-1821.5	1487.3	83.5	-65.0						nsv
FNX4067	-1175.9	-1416.9	62.1	-45.0	332.2	937.2				SM
FNX4068	-1179.1	-1417.7	78.9	-62.0	320.5	993.2				SM
					1910.3	1913.3				SM

TABLE 3 -GENERAL OFFSET DRILLING - HISTORICAL INTERSECTIONS

Grid	Feet	%	g/t
Borehole	East	North	Bearing°	Dip°	From	To	Length	Cu	Ni	Pt	Pd	Au	TPM
346850	150.0	-2112.0	316.9	-58.2	nsv
600410	-1420.0	601.0	85.5	-54.4	1452.2	1501.5	SM
600430	599.0	2001.0	273.8	-48.7	2361.0	2364.0	SM
780000	365.0	1400.0	272.4	-45.2	nsv
789580	551.0	-1202.0	271.6	-52.3	nsv
811700	170.0	-1499.0	289.1	-57.6	nsv
811710	366.0	-903.0	269.8	-54.6	nsv
855880	-944.0	955.0	144.4	-64.1	1584.0	1595.8	SM

TABLE 4 -NICKEL MINERALIZATION BELOW PIT- LENS A- HOLES REPORTED TODAY

			Grid		Feet			%
Borehole	East	North	Bearing°	Dip°	From	To	Length	Cu	Ni
FNX4030	50.0	-600.0	270.0	-51.5				nsv
FNX4055	-95.6	-251.7	263.6	-52.0	554.6	575.7	21.1	0.2	2.9
FNX4056	-94.3	-251.6	262.0	-66.0				nsv
FNX4057	-96.6	-251.9	256.4	-48.0				nsv
FNX4059	-412.0	-513.7	301.0	-70.0	195.0	457.7	262.7	0.2	1.0
					507.1	532.3	25.2	0.2	1.8
				incl.	517.2	532.3	15.1	0.2	2.7
FNX4060	-412.6	-521.2	263.0	-64.0	179.1	416.7	237.6	0.2	0.8
				incl.	379.7	411.7	32.0	0.2	1.2
FNX4061	-412.1	-522.0	254.0	-74.0	182.5	500.3	317.8	0.1	0.6
				incl.	367.8	393.4	25.6	0.2	1.2
FNX4062	-412.3	-523.3	244.0	-66.0	138.0	543.2	405.2	0.1	0.7
				incl.	454.1	469.0	14.9	0.2	1.1
FNX4063	-410.9	-525.4	224.0	-77.0	172.4	386.2	213.8	0.1	0.7
				incl.	318.2	381.2	63.0	0.2	0.9
					500.8	545.2	44.4	0.2	0.9
					623.8	638.4	14.6	0.4	0.8
FNX4064	-417.9	-513.1	296.0	-45.0				nsv
FNX4069	-98.5	-252.8	257.5	-45.0	575.4	635.1	59.7	0.1	1.0
				incl.	606.0	635.1	29.1	0.2	1.4

TABLE 5 - NICKEL MINERALIZATION BELOW PIT- LENS A - HISTORICAL INTERSECTIONS

			Grid		Feet			%
Borehole	East	North	Bearing°	Dip°	From	To	Length	Cu	Ni
56010	-675.0	-385.0	314.5	-89.1				nsv
56160	-576.0	-285.0	314.5	-89.1				nsv
56190	-684.0	-476.0	0.0	-90.0				nsv
56220	-576.0	-383.0	314.5	-88.8	428.3	542.2	113.9	0.4	1.4
				incl.	493.3	542.2	48.9	0.4	2.3
56240	-473.0	-381.0	314.5	-89.0	537.3	539.8	2.5	0.1	2.9
56280	-671.0	-587.0	314.5	-89.7	293.0	358.0	65.0	0.2	0.8
56290	-574.0	-483.0	314.5	-88.7	325.0	525.0	200.0	0.4	1.3
				incl.	345.0	395.0	50.0	0.3	1.9
56310	-372.0	-479.0	314.5	-88.5	571.1	574.6	3.5	0.3	2.1
56320	-274.0	-576.0	314.5	-88.7	753.3	755.1	1.8	0.2	3.2
56330	-489.0	-167.0	314.5	-89.4				nsv
139610	-381.0	-585.0	314.5	-88.6	515.0	535.0	20.0	0.2	0.7
324990	-432.0	-674.0	0.0	-90.0	396.3	428.0	31.7	0.2	0.8
					597.2	623.2	26.0	0.3	0.7
346780	-611.0	-300.0	314.5	-88.7				nsv
346800	-391.0	-279.0	314.5	-89.8	463.0	527.7	64.7	0.2	1.9
				incl.	463.0	475.0	12.0	0.3	3.0
				incl.	492.5	527.7	35.2	0.2	2.4
405770	-356.0	-422.0	314.5	-89.2	550.2	554.5	4.3	0.3	2.0
405890	-767.0	-636.0	314.5	-89.8				nsv
405910	-251.0	-325.0	314.5	-88.7				nsv
412320	-256.0	-226.0	314.5	-89.1				nsv
412420	-484.0	-511.0	314.5	-88.8	374.7	516.5	141.8	0.2	1.0
				incl.	385.0	432.0	47.0	0.2	1.3
				incl.	490.8	516.5	25.7	0.2	1.3
412430	-397.0	-181.0	314.5	-88.4	394.1	396.2	2.1	2.4	2.0
412440	-499.0	-287.0	314.5	-89.4	391.3	449.6	58.3	0.1	2.0
				incl.	409.5	449.6	40.1	0.2	2.3
424340	-498.0	-286.0	314.5	-69.5				nsv

Notes for Tables:

  The lengths reported are core intersection lengths; true widths for 19 of the FNX boreholes reported for the 2000 deposit are estimated to be between 60% to 80% of the intersection lengths, with the other two holes (*) estimated at <60%. These two holes were drilled down the trend of the overall mineralized envelope. The true widths for the Ni-rich contact mineralization in Lens A are estimated between 70-95% of the intersection lengths.
  Cu = copper; Ni = nickel; Pt = platinum; Pd = palladium; Au = gold
  TPM = total precious metals defined as Pt+Pd+Au
  g/t = grams per metric tonne
  nsv = no significant values
  SM = stringer mineralization (narrow widths of sulfide mineralization with variable Cu-Pt-Pd-Au values)

Sudbury Joint Venture
Norman Property
Whistle Offset-Longitudinal Section

Whistle Pit
Surface
Lens B
Lens A
North Deposit
1000 L
780000
4058
NSV
4067
855880
SM
600410
SM
NSV
811700
NSV
789580
NSV
811710
NSV
4053
NSV
346850
NSV
4068
SM
4065
NSV
600430
SM
2000 L
2000 Deposit
3000L
Vertical Longitudinal
Facing Grid West (311.25 True North)
Holes reported today
Historical Holes
Proposed Ramp or Vertical Shaft
Sudbury Igneous Complex
Core of Deposits
SM Stringer Mineralization
NSV No Significant Mineralization
0
1000
Feet
-2000 N
00 N
2000 N

Figure 1

FNX Mining Company Inc.
October, 2003

Sudbury Joint Venture
Norman Property
2000 Deposit

Inclined Longitudinal Section
Facing Grid West (311.25 True North)
Dipping -70 degrees Grid West
Holes reported today
Holes previously reported
2000 Deposit
SM Stringer Mineralization
NSV No Significant Mineralization
0
250
Feet
1000 L
2000 L
4054 SM
4122 SM
4051 SM
4097 SM
4098 SM
4125 SM
4009 SM
4099 SM
4007
4095
4121
4096
4052 SM
4006 SM
4005
4002
4088
4085
4126 SM
4004
4080
4083
4001
4093
4084
4124
4003
4089
4008
4094
4081 SM
4123
4087
4090 NSV
4086
4130
4082
4127
4091 SM
4092 NSV
-1000 N
-500 N
00 N
Figure 2

FNX Mining Company Inc.
October, 2003

Sudbury Joint Venture
Norman Property
Contact (Lens A)

Inclined Longitudinal
Facing Grid West (311.25 True North)
Dipping 40 degrees Grid East
Holes reported today
Historical Holes
Mineralized Areas
Lens A
0
100
Feet
100 L
300 L
500 L
700 L
-500 N
-250 N
405890
56010
56190
56280
4064
346780
424340
56160
4060
4062
56290
56220
4061
4059
4069
412440
412420
4063
324990
4057
56330
4055
56240
346800
412430
139610
4030
56310
405770
4056
405910
412320
56320
Figure 3

FNX Mining Company Inc.
October, 2003